UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant:	☒

Filed by a Party other than the Registrant:	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OTELCO INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 9, 2012
Dear Stockholders:

It is my pleasure to invite you to Otelco Inc.’s 2012 Annual Meeting of Stockholders. We will hold this meeting on Wednesday, May 9, 2012, at 10:00 a.m. local time, at the Georgia International Convention Center, 2000 Convention Center Concourse, College Park, Georgia 30337. At this meeting, you will vote to (i) elect two directors named in the enclosed proxy statement; (ii) ratify the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm; and (iii) approve, on an advisory basis, our executive compensation.

Enclosed, you will find a notice of meeting and proxy statement that contains further information about the agenda items and the meeting; a copy of our 2011 Annual Report; and a proxy card.

Your vote is important to us and our business. I encourage you to complete, date, sign and return the proxy card in order for your shares to be represented and voted at the meeting. Brokers, banks and other nominees are not allowed to vote your shares on any matters, other than the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm, in the event that you do not complete the proxy card or vote by one of the other available alternatives. It is important that your voice be heard on all items coming before this meeting.

Sincerely,

Michael D. Weaver
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 9, 2012

To the holders of Otelco Inc. shares:

The annual meeting of the stockholders of Otelco Inc. will be held on May 9, 2012, at 10:00 a.m. local time, at the Georgia International Convention Center, 2000 Convention Center Concourse, College Park, Georgia 30337. The purposes of the meeting are to:

1.	Elect two directors named in the enclosed proxy statement to serve until the annual meeting of stockholders to be held in 2015;

2.	Ratify the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm;

3.	Approve, on an advisory basis, our executive compensation; and

4.	Transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Only stockholders of record as of the close of business on March 15, 2012 are entitled to vote at the meeting. You are cordially invited to attend the meeting in person. If your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting.

IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to complete, date, sign and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy card will not prevent you from voting your shares in person at the meeting if you desire to do so, as your proxy card is revocable at your option. Please remember, your broker, bank or other nominee cannot vote your shares for the election of directors or the approval, on an advisory basis, of our executive compensation if you do not complete and return the proxy card or vote by one of the other available alternatives. However, brokers, banks and other nominees will have discretion to vote uninstructed shares on the ratification of BDO USA, LLP as our Independent Registered Public Accounting Firm.

By Order of the Board of Directors,

Curtis L. Garner, Jr.
Secretary

April 9, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 9, 2012 — Our proxy statement, proxy card and 2011 Annual Report are available on our website at www.OtelcoInc.com under the heading “Investor Relations—SEC Filings.”

TABLE OF CONTENTS

i

PROXY STATEMENT FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Otelco Inc. (the “Board”) of proxies to be voted at our annual meeting of stockholders, to be held on May 9, 2012, and at any meeting following postponement or adjournment of such annual meeting (the “Annual Meeting ”).

Unless the context requires otherwise, references in this proxy statement to “Otelco,” the “Company,” “we,” “us” or “our” refer to Otelco Inc. and its consolidated subsidiaries.

You are invited to attend the Annual Meeting, which will begin at 10:00 a.m. local time on Wednesday, May 9, 2012 at the Georgia International Convention Center, 2000 Convention Center Concourse, College Park, Georgia 30337. If you plan to vote your shares in person at the Annual Meeting and your shares are held in “street name” – in an account with a bank, broker or other nominee – you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares by completing, dating, signing and returning the enclosed proxy card or, if you hold shares in “street name,” the voting form provided by your broker, bank or other nominee. A returned signed proxy card without an indication of how your shares should be voted will be voted FOR the election of all nominees for director as set forth under Proposal 1; FOR the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm under Proposal 2; FOR the approval of the compensation of Otelco’s named executives under Proposal 3; and, with respect to any other matters which may properly come before the Annual Meeting, at the discretion of the proxy holders.

A quorum is required to hold the Annual Meeting. A quorum will be present if at least a majority of the shares entitled to vote are represented by stockholders present at the Annual Meeting or by proxy. Our by-laws do not allow for cumulative voting. The two nominees for director who receive the most votes will be elected as directors. The vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to ratify the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm. The results of the advisory vote on executive compensation will be considered by the compensation committee of the Board.

This proxy statement and our 2011 Annual Report, along with the enclosed proxy card and voting instructions, are first being given or sent to stockholders on or about April 9, 2012.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

 Why did I receive this proxy statement?

The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder of record at the close of business on March 15, 2012, and, as such, you are entitled to vote at the Annual Meeting.

This proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting in person to vote your shares.

 Who can vote at the Annual Meeting?

The record date for the Annual Meeting is March 15, 2012. As such, only stockholders of record at the close of business on March 15, 2012 will be entitled to vote at the Annual Meeting.

 Stockholder of Record: Shares Registered in Your Name

If at the close of business on March 15, 2012 your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, National Association, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or you may vote by proxy. Whether or not you plan to attend the Annual Meeting in person, we urge you to complete, sign and date your proxy card and return the proxy card in the postage-paid envelope provided to ensure your vote is counted.

 Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If at the close of business on March 15, 2012 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by such brokerage firm, bank, dealer or other similar organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee cannot vote your shares for the election of directors or the advisory approval of our executive compensation if you do not complete and return the proxy card or vote by one of the other available alternatives. However, banks, brokers and other nominees will have discretion to vote uninstructed shares on the ratification of the appointment of BDO USA, LLP as our Independent Registered Accounting Firm. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

 What proposals will be voted on at the Annual Meeting?

•	The election of two directors to serve until the annual meeting of stockholders to be held in 2015;

•	The ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm; and

•	The approval, on an advisory basis, of the compensation of Otelco’s named executives.

The Board recommends that you vote FOR each of the nominees to the Board; FOR the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm; and FOR the approval, on an advisory basis, of the compensation of Otelco’s named executives.

 What different methods can I use to vote?

 Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote by proxy, simply complete, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

 Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete, sign and date your proxy card and return it in the postage-paid envelope provided to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee.

Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy card. Your broker, bank or other nominee cannot vote your shares for the election of directors or the advisory approval of our executive compensation if you do not complete and return the proxy card or vote by one of the other available alternatives. However, brokers, banks and other nominees will have discretion to vote uninstructed shares on the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm.

 How can I revoke my proxy?

You can revoke your proxy prior to the completion of voting at the Annual Meeting by giving written notice of your revocation to the Secretary of the Company at 505 Third Avenue East, Oneonta, Alabama 35121, Attention: Curtis L. Garner, Jr., Secretary; by delivering a later-dated proxy card; or by voting in person at the Annual Meeting.

 Who will count the votes?

An independent representative of Corporate Communications, Inc. will tabulate the votes and be the independent inspector of elections to certify the results.

How many shares are outstanding?

As of the close of business on March 15, 2012, the record date for the Annual Meeting, there were 13,221,404 shares outstanding and entitled to vote at the Annual Meeting. Each share outstanding as of the close of business on the record date is entitled to one vote at the Annual Meeting.

 What is the quorum requirement?

A quorum is required to hold the Annual Meeting. A quorum will be present if at least a majority of the shares entitled to vote, or 6,610,703 shares, are represented by stockholders present in person at the Annual Meeting or by proxy.

Abstentions will be counted as “shares present’’ at the Annual Meeting for the purpose of determining whether a quorum exists. However, abstentions will not affect the outcome of any proposal to be voted on at the Annual Meeting, other than the proposal to ratify the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm. Proxies submitted by brokers, banks or other nominees that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes’’) are also considered “shares present,’’ but also will not affect the outcome of any proposal to be voted on at the Annual Meeting, other than the proposal to ratify the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm.

 How many votes are needed to approve each proposal?

For the election of two directors, the two nominees for director with the most FOR votes among votes properly cast will be elected as directors. Abstentions and broker non-votes will have no effect.

For the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm, the majority of the shares present in person or by proxy at the Annual Meeting must vote FOR the proposal. Abstentions and broker non-votes will be counted as “shares present” at the Annual Meeting and will therefore have the effect of a vote AGAINST the proposal.

The results of the advisory vote on executive compensation will be considered by the compensation committee of the Board.

 When are stockholder proposals due for the annual meeting of stockholders to be held in 2013?

In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be submitted in writing to the Secretary of the Company, Curtis L. Garner, Jr., at Otelco Inc., 505 Third Avenue East, Oneonta, Alabama 35121 and be received by no later than December 10, 2012. Similarly, in order for a stockholder proposal to be raised from the floor during next year’s annual meeting of stockholders, written notice must be received by us no later than February 9, 2013 and no earlier than January 10, 2013, and shall contain the information required by our by-laws. You may contact Curtis L. Garner, Jr. at the above described address for a copy of the relevant provisions of our by-laws regarding the requirements for making stockholder proposals and nominating director candidates.

 How much will this proxy solicitation cost?

We bear all of the expenses incurred in connection with the solicitation of proxies, including costs incurred by brokers, fiduciaries and custodians in forwarding proxy materials to beneficial owners of shares held in their name. Officers or other employees of the Company may, without additional compensation, solicit proxies in person or by telephone. We expect the total costs of this proxy solicitation to be approximately $30,000.

 Does the Company have a policy about directors’ attendance at annual meetings of stockholders?

We do not have a policy about directors’ attendance at annual meetings of stockholders. All seven directors attended last year’s annual meeting of stockholders and we anticipate that a majority of the directors will attend the Annual Meeting.

 How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days of the Annual Meeting and noted on our website at www.OtelcoInc.com.

 Where are the Company’s principal executive offices?

Our principal executive offices are located at 505 Third Avenue East, Oneonta, Alabama 35121.

GOVERNANCE OF THE COMPANY

The Board has three standing committees: the audit committee; the compensation committee; and the nominating and corporate governance committee. All three committees are comprised solely of independent directors. During 2011, the Board held six meetings and the audit, compensation and nominating and corporate governance committees held eight, two and two meetings, respectively. During 2011, each director attended all meetings of the Board and the committees thereof on which such director served during 2011. The Board and committees held executive sessions without management present as required in the conduct of regular business. Our code of ethics, corporate governance policies and the charters of each committee of the Board may be viewed on our website at www.OtelcoInc.com. The nominating and corporate governance committee recommended and the Board approved the committee membership noted below, which utilizes six independent directors.

Ultimate responsibility for risk oversight lies with the Board and the audit committee. The Board regularly discusses the various risks to our business with senior management, including risks related to acquisitions, financing, changes in the telecommunications industry, our strategic plans and interest rate risk management. Risks related to financial disclosure and accounting controls are handled initially by the audit committee.

Michael D. Weaver currently serves as both Chairman of the Board and Chief Executive Officer. The Board believes that having Mr. Weaver serve in both capacities is in the best interests of the Company and our stockholders because it allows Mr. Weaver to balance the various strategic initiatives within the Company with the strategic direction set by the Board, while confronting the normal challenges experienced by the Company. The Board also believes that having Mr. Weaver serve in both capacities enhances the speed and clarity of communication between management and the Board by allowing Mr. Weaver to serve as a conduit between the Board and management. As the only member of management on the Board, there is a clear understanding of the delineation of duties between management and the Board. The Board is of the view that regular use of non-management executive sessions of the Board and delegation of certain tasks to Board committees composed of independent directors allows it to effectively oversee management without the need for a lead independent director.

Audit Committee – Andrew Meyers, William F. Reddersen, Howard J. Haug (chair).

The principal duties and responsibilities of our audit committee (the members of which are independent directors under the NASDAQ Stock Market’s listing standards) are to monitor our financial reporting process and internal control system; to appoint and replace our independent outside auditors from time to time, determine the compensation of our independent outside auditors and other terms of engagement and oversee their work; and to oversee our compliance with legal, ethical and regulatory matters. The audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The audit committee operates under a charter, which is available on our website at www.OtelcoInc.com. The audit committee recommends that stockholders vote FOR the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm.

The Board has determined that Howard J. Haug qualifies as an audit committee financial expert.

Compensation Committee – Robert E. Guth, William F. Reddersen, William Bak (chair).

The principal duties and responsibilities of our compensation committee (the members of which are independent directors under the NASDAQ Stock Market’s listing standards) are to provide oversight on the development and implementation of the compensation policies, strategies, plans and programs for our key employees and outside directors and to consider appropriate disclosure relating to these matters; to administer the operation of our long-term incentive plan; to review and approve the compensation of our Chief Executive Officer and our other executive officers; and to provide oversight concerning selection of officers, management succession planning, performance of individual executives and related matters. The compensation committee operates under a charter, which is available on our website at www.OtelcoInc.com. The compensation committee recommends that stockholders vote FOR the approval, on an advisory basis, of the compensation of Otelco’s named executives.

Nominating and Corporate Governance Committee – William Bak, Howard J. Haug, Stephen P. McCall (chair).

The principal duties and responsibilities of our nominating and corporate governance committee (the members of which are independent directors under the NASDAQ Stock Market’s listing standards) are to establish criteria for Board and committee membership; to recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board; to make recommendations regarding proposals submitted by our stockholders; and to make recommendations to the Board regarding corporate governance matters and practices. The nominating and corporate governance committee operates under a charter, which is available on our website at www.OtelcoInc.com. The nominating and corporate governance committee recommends that stockholders vote FOR the election of Robert E. Guth and Andrew Meyers as directors.

 Minimum Qualifications and Key Criteria for Director Nominees

The nominating and corporate governance committee has established the following minimum qualifications and key criteria for evaluating prospective director nominees:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•
Demonstrated business acumen and experience, preferably in a public company, and ability to think strategically; exercise sound business judgments and common sense; and work constructively in a group in matters that relate to our current and long-term objectives. Preference for understanding of the rural and competitive markets we serve.

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

•	Knowledge of the information and communications technology industry; demonstrated use of industry technology; and a commitment to understand the Company and drive its business and strategic direction.

•	Basic understanding of and/or experience with the acquisition process, including negotiations and funding.

•
Commitment and ability to regularly attend and participate in meetings of the Board and committees of the Board, the number of other company boards on which the candidate serves and the ability to generally fulfill all responsibilities as a director.

•	Willingness to represent and act in the interests of all of our stockholders rather than the interests of a particular group.

•	Good health and ability to serve.

•
For prospective non-employee directors, independence under Securities and Exchange Commission and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director.

 Other Factors for Potential Consideration

The nominating and corporate governance committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•
Although the Board has no formal policy regarding diversity, the nominating and corporate governance committee will consider whether the prospective nominee will foster a diversity of skills and experiences.

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For potential audit committee members, whether the nominee possesses the requisite education, training and experience to qualify as financially literate or as an audit committee financial expert under applicable Securities and Exchange Commission and stock exchange rules.

•
For incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including meeting attendance, level of participation and overall contribution to the Company, including peer evaluation feedback.

•	Composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

 Process for Identifying, Evaluating and Recommending Nominees

•
The nominating and corporate governance committee initiates the process of identifying, evaluating and recommending potential nominees by preparing a slate of potential candidates who, based on their biographical information and other information available to the nominating and corporate governance committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

•	Outside Advisors. The nominating and corporate governance committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•
Stockholder Suggestions for Potential Nominees. The nominating and corporate governance committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the written materials set forth below to the Company addressed to the chairman of the nominating and corporate governance committee at Otelco Inc., 505 Third Avenue East, Oneonta, Alabama 35121, Attention: Chairman of Nominating and Corporate Governance Committee. To be timely, the materials must be submitted within the time permitted in our by-laws for submission of a stockholder proposal for inclusion in our proxy statement for the subject annual meeting.

•
The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholder(s) making the nomination and the amount of the Company’s securities which are owned beneficially and of record by such stockholder(s); (3) a representation that the stockholder of record is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials and intends to appear in person or by proxy at the annual meeting to propose such nomination; (4) a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the proposed nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposed nomination; and (5) any other information that we may reasonably require to determine the eligibility of such proposed nominee to serve as a director.

•
The nominating and corporate governance committee will evaluate a prospective nominee suggested by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the nominating and corporate governance committee from any other source.

•	Nomination of Incumbent Directors. The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above.

•
For incumbent directors standing for re-election, the nominating and corporate governance committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation and overall contribution to the Company, feedback from peer evaluations, the number of other company boards on which the individual serves, the composition of the Board at that time and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

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Management Directors. The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the directors are independent under applicable Securities and Exchange Commission and stock exchange rules.

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After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the nominating and corporate governance committee and by our Chief Executive Officer.

•
Upon completion of the above procedures, the nominating and corporate governance committee will determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting.

•	The Board will select the slate of nominees only from candidates identified, screened and approved by the nominating and corporate governance committee.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Board has a process for stockholders to communicate with it. For more information, please see the investor relations section of our website at www.OtelcoInc.com. Other information contained on our website does not constitute a part of this proxy statement.

REPORT OF THE AUDIT COMMITTEE

The audit committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, the financial reporting process and the preparation of the Company’s consolidated financial statements. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on the financial statements and the effectiveness of internal control over financial reporting.

In this context, the audit committee has met and held discussions with management and BDO USA, LLP, the Company’s Independent Registered Public Accounting Firm, with and without management present, on at least a quarterly basis. Management represented to the audit committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the audited consolidated financial statements with management and the Independent Registered Public Accounting Firm. The audit committee meets with management and the Independent Registered Public Accounting Firm together and individually, as required, at each meeting. The audit committee discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

During 2011, the audit committee reviewed management’s documentation for maintaining adequate internal controls over financial reporting to meet continuing compliance requirements under Section 404 of the Sarbanes-Oxley Act of 2002. Management continues to utilize the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework. Based upon its assessment, management concluded that, as of December 31, 2011, the Company’s internal controls and procedures were effective based upon these criteria. BDO USA, LLP, in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressed an unqualified opinion thereon.

In addition, the audit committee has discussed with the Independent Registered Public Accounting Firm the Independent Registered Public Accounting Firm’s independence from the Company and its management, and has received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Registered Public Accounting Firm’s communications with the audit committee concerning independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, that the 2011 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The audit committee reviewed and approved the engagement proposals from BDO USA, LLP for the 2011 quarterly reviews and annual audit of the Company’s consolidated financial statements and internal controls, including the acquisition of Shoreham Telephone Company, Inc., and from Warren, Averett, Kimbrough & Marino, LLC for the 2011 earnings and profits study, 401(k) plan audit and tax preparation and tax consulting services in advance of the provision of those services.

THE AUDIT COMMITTEE

Howard Haug, Chairman
Andrew Meyers
William Reddersen

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of shares (represented by income deposit securities of the Company (“IDSs”)) by:

•	each person who is known by us to beneficially own more than 5% of our shares;

•	each member of our Board;

•	each of our named executive officers; and

•	all members of our Board and our executive officers as a group.

The amounts and percentages of shares beneficially owned are reported as of April 1, 2012 on the basis of Securities and Exchange Commission regulations governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities that he, she or it has a right to acquire within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which that person has no economic interest.

Except as indicated in the footnotes to the following table, each person has sole voting and investment power with respect to all shares attributable to such person.

	Shares Beneficially Owned
Name	Number	%

Signature Global Advisors(1)	1,281,807	9.7%
Michael D. Weaver	49,578	*
William Bak	1,000	*
Robert E. Guth	—	—
Howard J. Haug	788	*
Stephen P. McCall	—	—
Andrew J. Meyers	—	—
William F. Reddersen	265	*
Dennis K. Andrews	2,256	*
Jerry C. Boles	—	—
Curtis L. Garner, Jr.(2)	12,888	*
Robert J. Souza	—	—
All directors and executive officers as a group (14 persons)	67,038	*

*	Less than 1.0%.
(1)
Based on an amendment to Schedule 13G filed on January 17, 2012 with the Securities and Exchange Commission by Signature Global Advisors, a business unit of CI Investments Inc., as of December 31, 2011. Signature Global Advisors’ address is CI Investments, 2 Queen Street East, 20th Floor, Toronto, Ontario M5C 3G7, Canada.

(2)
Includes 1,349 shares held by Uniform Gifts to Minors Act accounts for the benefit of Mr. Garner’s grandchildren. Mr. Garner is the custodian of such accounts. Mr. Garner disclaims beneficial ownership of these shares. In addition, also includes 10,729 shares which Mr. Garner owns jointly with his spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our shares to file reports regarding their ownership and changes in ownership of our shares with the Securities and Exchange Commission. We believe that, during 2011, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the exception of Ed Tisdale who filed one late Form 4 in 2011. Specifically, Mr. Tisdale purchased 105 shares in the form of IDSs on May 17, 2011 and filed a Form 4 relating to such purchase on May 23, 2011. In making the statements set forth in this section, we have relied solely upon an examination of the copies of Forms 3, 4 and 5, and amendments thereto, furnished to us and the written representations of our directors, executive officers and 10% stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From January 1, 2011 to May 12, 2011, the members of our compensation committee were Messrs. John P. Kunz, Reddersen and Bak (chair). Mr. Kunz retired from the compensation committee and the Board on May 12, 2011. From the time of Mr. Kunz’s retirement, the members of our compensation committee have been Messrs. Guth, Reddersen and Bak (chair). None of Messrs. Guth, Kunz, Reddersen or Bak has ever been an officer or employee of the Company or any of its subsidiaries, or has ever had any other non-trivial professional, family or financial relationship with the Company or its executives, other than his current or previous directorship. For 2011, no executive officer of the Company served on the compensation committee or board of directors of any other entity that had any executive officer who also served on our compensation committee or Board.

COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee of the Board establishes our executive compensation policy and monitors its implementation. This includes setting total compensation levels for our Chief Executive Officer, Chief Financial Officer and other executive officers in line with appropriate industry information and assigned responsibilities; balancing the retention of talent and compensation cost to us; and establishing the components of executive compensation. Our compensation committee also reviews our Chief Executive Officer’s recommendations with respect to compensation for other executives before the presentation of such recommendations to the Board. The compensation committee directly employs external expert resources as required to provide supporting information for carrying out its mission. The Board approves the policies and the base and incentive compensation for the executives based on the compensation committee’s recommendations.

 Compensation Philosophy

Our executive compensation philosophy is based on the principles of competitive and fair compensation for sustained performance.

 Competitive and Fair Compensation

We are committed to providing an executive compensation program that helps attract and retain highly qualified executive officers. To ensure that compensation is competitive, the compensation committee compares our compensation practices with those of other companies in our industry and sets our compensation guidelines based on this review. The compensation committee considered a number of different potential groups of peer companies within the broad construction of the telecommunications industry. It determined that a peer group of companies including Alaska Communications Systems Group; Consolidated Communications Holdings; Hickory Tech; ITC Deltacom; Knology Inc.; Neutral Tandem Inc.; Ntelos Holdings; Shenandoah Telecommunications; and SureWest Communications provided the best industry comparison. The compensation committee also reviewed a number of studies that expanded beyond the telecommunications market and were more size specific to the Company. These studies suggested executive compensation levels that were lower than the peer group. Based on its analysis, the compensation committee determined that the appropriate targeted compensation levels should be lower than the levels indicated in the peer group. During 2012, the compensation committee will review and may revise the telecommunications peer group to reflect the consolidation within the telecommunications industry.

The compensation committee’s analysis reviewed total compensation levels for senior management positions, including the components of base salary, incentive and bonus plans; current and long-term components; cash and non-cash compensation; and severance and change-in-control payments. Constraints imposed by the existing capital structure of the Company that limit the use of stock options as a portion of executive compensation were also considered. In 2011, the compensation committee engaged Radford, an Aon Consulting Company (“Radford”), to review the Company’s incentive compensation plans and identify potential alternative approaches for the compensation committee to consider. Partly as a result of this review, the compensation committee recommended increased emphasis on the performance bonus portion of senior officer compensation, including using multiple measures of performance such as earnings before interest, tax, depreciation and amortization (“EBITDA”), revenue and cash, in 2012. Using the available information and Radford’s insight, the compensation committee made recommendations on senior executive compensation levels.

The compensation committee believes compensation for our executive officers is within an acceptable range of compensation paid to executives with comparable qualifications, experience and responsibilities who are with companies that are of reasonably comparable size, which is somewhat lower than comparable positions in the same or similar business as represented by the peer group. The compensation committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

 Sustained Performance

Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic business goals are met, including such factors as the introduction of new technology and services for customers, growth through acquisitions, excellent customer satisfaction, efficient utilization of capital and meeting stated financial objectives. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our values are fostered.

 Compensation Objectives

There are three primary objectives of our executive compensation program.

First, we must attract and retain superior talent to lead our operations and growth while controlling the cost associated with this leadership. Our capital structure distributes a significant percentage of our operating cash flow in the form of interest and dividend payments to IDS holders and interest associated with our senior credit facility. Consistent quarterly operations and cash accretive growth through acquisitions are critical to meeting these cash requirements. A stable senior leadership team positively impacts the accomplishment of these goals. The rural nature of a material portion of our Company adds complexity to this challenge.

Second, the compensation program must effectively tie pay and benefits to greater responsibility and improved performance against measurable targets. Specific financial targets are set for the Company each year. The combination of base pay and incentive bonus must motivate management to take the actions necessary to meet the targets on a quarterly and annual basis, without impacting our longer term viability.

Finally, since we pay a significant portion of our cash flow to IDS holders in the form of interest and dividends, the executive compensation program must provide incentives to the executive team to increase the level of cash flow above that necessary to meet the current requirements of the business. Such performance would provide opportunity for increased investment in the business or increased payout to stockholders. Executive management would share in any such improvements.

 Compensation Components

To meet these three objectives, annual compensation is divided into three elements for our executive officers: base salary; bonuses; and employee benefits. The compensation committee determines the optimal mix of compensation components, as well as total targeted compensation. Where appropriate and necessary, these factors are incorporated in employment agreements with senior executives.

Base Salary. Base pay is distributed on a periodic basis and recognizes the daily performance required to lead the Company. The base salary for executive officers was set using broad industry information, as well as our peer company analysis. The changes reflect a continued decrease in base salary as a percentage of total targeted compensation. Changes in annual base salaries will continue to be tied to appropriate market data, as well as individual performance of assigned responsibilities and changes in the scope of responsibilities. Targeted performance criteria vary for each executive officer based on his or her respective area of responsibility. Subjective performance criteria include an executive officer’s ability to recruit and retain qualified employees; manage his or her area of responsibility effectively and efficiently; interface with market and regulatory bodies in his or her jurisdiction; and collaborate with other executive officers to enhance the overall growth and success of the Company. The compensation committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer’s contributions in light of all such criteria.

Bonuses. Bonus incentives are generally paid annually and are tied to meeting established budget targets of EBITDA, revenue (introduced for 2012) and cash (introduced for 2012). Bonus levels as a percentage of base pay are established for each executive officer by the compensation committee based on broad industry norms and are approved by the Board. In 2011, the targeted EBITDA level was $50.3 million. Our Chief Executive Officer’s and Chief Financial Officer’s performance bonus potential was 75% and 57%, respectively, of their base salary in 2011 and remains the same in 2012. The other members of the executive management team had a performance bonus potential of 38% of their base salary in 2011, with the exception of Jon Henderson, our Senior Vice President, New England CLEC Sales, who had a performance bonus potential of 50% of his base salary, and these performance bonus potentials remain the same in 2012. Based on predetermined performance ranges, there may not be bonus payouts or bonus payouts may vary from an aggregate of 95% (for 2011) or 90% (for 2012) to 105% of targeted bonus levels. The Company’s EBITDA performance for 2011 was below the minimum level established by the compensation committee and therefore no performance bonus was earned or paid.

Bonus amounts may be adjusted downward based on a combination of corporate and individual performance characteristics as determined by our Chief Executive Officer and confirmed by the compensation committee once audited financial results are available for the previous year. In 2011, our Chief Executive Officer evaluated all senior executives’ individual contribution and provided them with both written and verbal feedback. The compensation committee performed a review on our Chief Executive Officer’s performance and provided him with both written and verbal feedback.

To encourage management to create cash flow above the annual budgeted targets, the compensation committee revised our long-term incentive plan (which first became effective for the 2005 fiscal year) in 2009 and it remains in effect at this time. Under the long-term incentive plan, executive management shares in increased levels of cash creation that are above projected cash requirements in each year. The long-term incentive plan awards from 5% to 20% of this incremental cash flow to the executives, but provides that it is vested over a three-year period to encourage long-term service to the Company. The long-term incentive plan is a cash plan. Based on the parameters of the long-term incentive plan, no awards were earned in 2011 under such plan. Plan awards vest ratably over three years and are payable once fully vested.

Employee Benefits. In 2011, we provided all employees with a benefits package that included health care, dental, life and disability insurance, with a vision care option. The Company pays for the majority of individual employee coverage while the cost of family coverage is borne primarily by the employee. In 2011, employees could elect a traditional indemnity Preferred Provider (“PPO”) plan or a high-deductible health plan, the latter having lower premium costs. In 2012, the PPO option was eliminated and two high-deductible options are provided. Employees enrolled in a high-deductible health plan can contribute into a health savings account. The Company made a one-time payment to each enrolled employee’s health savings account for 2012. Employees may also elect to participate in additional coverage, as well as make pre-tax contributions to a flexible savings account. We match 100% of employees’ contributions to a 401(k) savings plan for up to 6% of their compensation. Each named executive officer also receives the use of a Company-provided vehicle.

Restatement of Results

If we restate results which materially change the performance measures used for executive compensation, appropriate adjustments would be made to executive compensation.

 Compensation of Chief Executive Officer

The compensation committee believes that Mr. Weaver’s annual compensation has been set at a level that is competitive with other companies in our industry, based on industry comparisons and taking into consideration the effectiveness of Mr. Weaver’s leadership of the Company and our resulting success in the attainment of our goals. The Board concurs with this view.

 Federal Tax Considerations

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to a named executive officer in a taxable year. However, compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of Section 162(m).

At the present time, the compensation committee believes that it is quite unlikely that the compensation paid to any named executive officer will exceed $1 million in a taxable year. Therefore, the compensation committee has not made it a priority to design executive compensation packages specifically intended to avoid the Section 162(m) limitations. The compensation committee intends to continue to evaluate the effects of Section 162(m) and any applicable Treasury regulations and will grant compensation awards in the future in a manner consistent with our best interests.

 Consideration of Prior Stockholder Advisory Vote on Executive Compensation

At the annual meeting of stockholders held on May 12, 2011, we held an advisory vote on executive compensation. Approximately 91.6% of the votes cast at that meeting approved the compensation of our named executives. As a result, the compensation committee made no material changes to the structure of our executive compensation program.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis appearing above with management. Based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

THE COMPENSATION COMMITTEE

William Bak, Chairman
Robert E. Guth
William Reddersen

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by or paid to our Principal Executive Officer, our Principal Financial Officer and our three other most highly paid executive officers (based on total compensation for 2011) during the years ended December 31, 2009, 2010 and 2011. We do not currently have any stock-based plans for our executive officers. Matching amounts paid by us to the 401(k) plan for each employee and the personal use value associated with each named executive officer’s Company-provided vehicle are included in All Other Compensation. The Board approved the long-term incentive plan for executive management that became effective for the 2009 fiscal year. The awards totaling $164,875 made under the long-term incentive plan for 2010 will be paid in 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

Michael D. Weaver	2011	383,152	—	16,165	399,317
Chairman, President	2010	345,175	258,791	17,330	621,296
and Chief Executive Officer(1)	2009	313,733	160,050	17,609	491,392

Curtis L. Garner, Jr.	2011	230,359	—	16,355	246,714
Chief Financial Officer and Secretary	2010	205,953	113,615	16,625	336,193
	2009	189,969	71,780	16,743	278,492

Dennis K. Andrews	2011	215,761	—	17,305	233,066
Senior Vice President and	2010	188,865	73,259	14,605	276,729
General Manager – Alabama	2009	186,667	43,650	15,371	245,688

Robert J. Souza	2011	199,992	—	21,799	221,791
Senior Vice President – New England	2010	171,928	70,897	14,285	257,110
Operations	2009	165,006	40,013	12,832	217,851

Jerry C. Boles	2011	167,086	—	13,675	180,761
Senior Vice President and Controller	2010	143,097	55,404	11,260	209,761
	2009	141,543	31,525	11,411	184,479

(1)	Mr. Weaver does not receive any compensation for his services as a director.
(2)
Reflects cash bonuses earned for performance in 2010 and 2009 and paid in 2011 and 2010, respectively, after Board approval, plus long-term incentive compensation for 2010 to be paid in 2013. No cash bonuses for performance were earned in 2011.

(3)	Reflects the value of our matching contribution to our 401(k) plan and the value of the individual’s personal use of a Company-provided vehicle.

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Michael D. Weaver	2/24/2011(1)	0	281,250	295,313
	2/24/2011(2)	0	2,499	(3)
Curtis L. Garner, Jr.	2/24/2011(1)	0	128,250	134,663
	2/24/2011(2)	0	1,110	(3)
Dennis K. Andrews	2/24/2011(1)	0	76,000	79,800
	2/24/2011(2)	0	625	(3)
Robert J. Souza	2/24/2011(1)	0	76,000	79,800
	2/24/2011(2)	0	625	(3)
Jerry C. Boles	2/24/2011(1)	0	57,760	60,648
	2/24/2011(2)	0	486	(3)

(1)	Annual performance bonus grant associated with employment agreement. No performance bonus awards were earned in 2011.
(2)	Annual long-term incentive plan grant. No annual long-term incentive plan awards were earned in 2011.
(3)	There are no maximums under the long-term incentive plan.

Outstanding Equity Awards at December 31, 2011

We do not currently have any stock-based plans for our executive officers. There were no equity awards outstanding at December 31, 2011.

Option Exercises and Stock Vested for the Fiscal Year Ended December 31, 2011

We do not currently have any stock-based plans for our executive officers. No stock options were exercised, nor did any stock vest, in 2011.

Pension Benefits

We do not have any pension plans.

Non-Qualified Deferred Compensation

We do not have any non-qualified deferred compensation.

Management Employment and Severance Agreements

Agreement with Michael D. Weaver. We entered into an amended and restated employment agreement with Michael D. Weaver on March 11, 2009, effective January 1, 2009, which agreement was amended on March 5, 2010, effective January 1, 2010, and which will remain in effect unless terminated by the Company or Mr. Weaver for any reason or by death or disability. Under this agreement, Mr. Weaver will receive an annual base salary of $386,000, an annual bonus, the use of a Company automobile and standard medical and other benefits in 2012.

If we terminate Mr. Weaver’s employment without cause or due to death or disability, he will be entitled to receive severance benefits consisting of a lump sum payment equal to two times his annual base salary and the pro rata portion of the annual bonus he would have received if he had been employed by the Company through the end of the full fiscal year in which the termination occurred. In addition, if Mr. Weaver’s employment is terminated without cause or due to death or disability, he and his family will be entitled to continue to participate in the Company’s welfare and benefit plans for two years following the date of his termination. Mr. Weaver’s employment agreement provides that he will be restricted from engaging in competitive activities for one year after the termination of his employment.

The term “without cause” is defined in Mr. Weaver’s agreement as a termination for any reason other than (1) conviction of a felony, stolen funds or other fraudulent conduct; (2) willful misconduct or gross negligence materially injurious to the Company; (3) failure or refusal to comply with directions of the Board; or (4) a breach of the terms of his employment agreement. Termination as a result of a change of control of the Company would be considered “without cause.” The term “death or disability” means the death of Mr. Weaver or Mr. Weaver’s inability to perform his duties and obligations for any 90 days during a period of 180 consecutive days due to mental or physical incapacity.

Agreement with Curtis L. Garner, Jr. We entered into an amended and restated employment agreement with Curtis L. Garner, Jr. on March 11, 2009, effective January 1, 2009, which agreement was amended on March 5, 2010, effective January 1, 2010, and which will remain in effect unless terminated by the Company or Mr. Garner for any reason or by death or disability. Under this agreement, Mr. Garner will receive an annual base salary of $232,000, an annual bonus, the use of a Company automobile and standard medical and other benefits in 2012.

If we terminate Mr. Garner’s employment without cause or due to death or disability, he will be entitled to receive severance benefits consisting of a lump sum payment equal to his annual base salary and the pro rata portion of the annual bonus he would have received if he had been employed by the Company through the end of the full fiscal year in which the termination occurred. Mr. Garner’s employment agreement provides that he will be restricted from engaging in competitive activities for six months after the termination of his employment.

The term “without cause” is defined in Mr. Garner’s agreement as a termination for any reason other than (1) conviction of a felony, stolen funds or other fraudulent conduct; (2) willful misconduct or gross negligence materially injurious to the Company; (3) failure or refusal to comply with directions of the Board; or (4) a breach of the terms of his employment agreement. Termination as a result of a change of control of the Company would be considered “without cause.” The term “death or disability” means the death of Mr. Garner or Mr. Garner’s inability to perform his duties and obligations for any 90 days during a period of 180 consecutive days due to mental or physical incapacity.

Agreements with Other Senior Executives. We entered into employment agreements with Dennis K. Andrews and Jerry C. Boles during 2006 and Robert J. Souza during 2008, each of which was amended on March 4, 2011, effective January 1, 2011, and each of which will remain in effect until termination by us or the applicable individual for any reason or by the individual’s death or disability. Under these agreements, each of Messrs. Andrews’, Boles’ and Souza’s annual bonus is targeted to be 38% of base salary.

If we terminate an individual’s employment without cause, that individual will be entitled to receive severance benefits consisting of his annual base salary for six months following the date of his termination plus the pro rata portion of the annual bonus he would have received had he been employed by us through the end of the full fiscal year in which the termination occurred. Each individual’s employment agreement provides that he will be restricted from engaging in competitive activities for six months after the termination of his employment.

The terms “without cause” and “death or disability” have the same meanings in these agreements as such terms have in Mr. Weaver’s and Mr. Garner’s amended and restated employment agreements.

Estimated Potential Termination Payments. The table below provides estimates of the value of payments and benefits that would become payable if the named executive officers were terminated in the manner described below, in each case based on the assumptions described in the table’s notes.

Potential Termination Payments

		Type of Termination of Employment(1)
Name (Position)	Type of Termination Payment	Involuntary Termination Without Cause(2)	Death or Disability	Termination Upon a Change of Control

Michael D. Weaver	Annual Bonus	$281,250	$281,250	$281,250
(Chairman, President and Chief	Cash Severance	750,000	750,000	750,000
Executive Officer)		$1,031,250	$1,031,250	$1,031,250

Curtis L. Garner, Jr.	Annual Bonus	$128,250	$128,250	$128,250
(Chief Financial Officer and Secretary)	Cash Severance	225,000	225,000	225,000
		$353,250	$353,250	$353,250

Dennis K. Andrews.	Annual Bonus	$76,000	$—	$76,000
(Senior Vice President	Cash Severance	100,000	—	100,000
and General Manager - Alabama)		$176,000	$—	$176,000

Robert J. Souza	Annual Bonus	$76,000	$—	$76,000
(Senior Vice President – New England	Cash Severance	100,000	—	100,000
Operations)		$176,000	$—	$176,000

Jerry C. Boles	Annual Bonus	$57,760	$—	$57,760
(Senior Vice President and Controller)	Cash Severance	76,000	—	76,000
		$133,760	$—	$133,760

(1)
All data in the table reflects estimates of the value of payments and benefits assuming the named executive officer was terminated on December 31, 2011. There are no stock based components to the compensation plans and no defined benefit plans for the Company. Disability benefit plan payments available to all employees are not included.

(2)	The amounts listed in this column will not be payable if the named executive officer voluntarily resigns or is terminated for cause.

DIRECTOR COMPENSATION

The non-employee members of the Board receive annual cash compensation of $65,000 paid in four quarterly installments as a retainer for their services and participation in quarterly Board and committee meetings. The chairs of the audit, compensation and nominating and corporate governance committees receive additional annual cash compensation of $7,500, $2,500 and $2,500, respectively, paid in quarterly installments. In addition, non-employee members of the Board are paid $1,000 for any additional called Board or committee meetings and $500 for any Board or committee conference calls. Non-employee members of the Board do not receive any non-cash compensation, including stock awards, options awards, non-equity incentive compensation, pension contributions, personal benefits, deferred benefits or any similar form of compensation. The non-employee members of the Board are reimbursed for travel, lodging and other reasonable expenses, as incurred. Payments are made in arrears after the completion of each quarter, as reflected on Internal Revenue Service Form 1099. The total compensation of the non-employee members of the Board for 2011 is shown in the following table:

Director Compensation for the Fiscal Year Ended December 31, 2011

Name	Fees Earned or Paid in Cash ($)	Total ($)

William Bak	70,000	70,000
Robert E. Guth	68,500	68,500
Howard J. Haug	78,500	78,500
John P. Kunz(1)	33,000	33,000
Stephen P. McCall	71,500	71,500
Andrew Meyers	71,000	71,000
William F. Reddersen	70,500	70,500

(1)	Mr. Kunz retired from the Board on May 12, 2011.

OTHER RELATIONSHIPS AND TRANSACTIONS WITH EXECUTIVES

We do not have, and do not expect to enter into, any related party transactions. However, if we were presented with a potential related party transaction, our Chief Executive Officer would review such transaction and would recommend that the Board approve any transaction that was expected to benefit us. Because we do not expect to enter into any related party transactions, our policies and procedures relating to the review, approval and ratification of such transactions are not in writing.

PROPOSAL 1

ELECTION OF DIRECTORS

Our certificate of incorporation and by-laws provide that (i) the Board be divided into three classes of directors: Class I directors serve a term expiring at the annual meeting of stockholders to be held in 2014; Class II directors serve a term expiring at the Annual Meeting; and Class III directors serve a term expiring at the annual meeting of stockholders to be held in 2013, (ii) vacancies on the Board may be filled only by the Board and (iii) a director elected to fill a vacancy shall hold office until the next election for the class for which such director has been chosen and until such director’s successor is duly elected and qualified.

Two directors are to be elected by stockholders at the Annual Meeting with respect to our Class II directorships. The Board has recommended Robert E. Guth and Andrew Meyers (each currently serving as a Class II director) as nominees for election. If elected at the Annual Meeting, each of the nominees would serve until the annual meeting of stockholders to be held in 2015 and until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by management. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The Board believes that each nominee for Class II director and each Board member whose term continues has valuable individual skills and experience that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide oversight and guidance to our Company, as indicated by their biographies. All nominees for Class II directors, and all other Board members, have background experience in the telecommunications and/or information technology industries and in leading organizations utilizing mergers and acquisitions for growth. Five of our current directors are or have served as President, Chief Operating Officer and/or Chief Financial Officer of public companies (or material divisions thereof). Four of our current directors have significant marketing and sales leadership experience and three of our current directors have been directly involved in investment banking and lending transactions. The Board, under the direction of the nominating and corporate governance committee, also conducts annual peer and self-evaluations as a way to analyze the benefits each director brings to the Board.

 Information on the Nominees for Election for Three-Year Terms Expiring at the Annual Meeting of Stockholders to Be Held in 2015

Set forth below is biographical information for each person nominated for election to the Board at the Annual Meeting.

Robert E. Guth was appointed as a director of the Company on August 12, 2010. Mr. Guth has served as President and Chief Executive Officer of Readers’ Digest Association, a global publishing and direct marketing business, since September 2011, and as a member of its board of directors since April 2011. From 2006 to 2007, Mr. Guth served as President of the Business Markets Group at Level 3 Communications, LLC (“Level 3”). Prior to that, Mr. Guth served as Chairman, President and Chief Executive Officer of TelCove Inc. (“TelCove”) from 2002 to 2006, when TelCove was acquired by Level 3. Mr. Guth was Vice President of Business Operations at TelCove from 2000 to 2002 and Regional Vice President and General Manager at TelCove from 1996 to 2000. Prior to joining TelCove, Mr. Guth served in sales and sales management roles at AT&T Inc. from 1985 to 1996. Mr. Guth currently serves on the boards of directors of Lumos Networks, where he is chairman of the board, and Integra Telecom, Inc. In addition, from December 2009 through October 2011, Mr. Guth served on the board of directors of NTELOS Holdings Corp. Mr. Guth’s experience in competitive telecommunications sales leadership and the consolidation of the competitive local exchange carrier market make him a valuable asset to the Board and the compensation committee.

Andrew Meyers has served as a director of the Company and its predecessor since October 2003. A finance and strategy professional, he has been a Partner at merchant bank GroupArgent since March 2009, providing advisory services regarding mergers and acquisitions, capital structure and strategic direction to communications, technology and internet−related businesses. Previously, he was a Principal at Seaport Capital, a telecommunications and media focused private equity firm from 2001 to 2007 where he worked with management teams to establish strategic direction and the tactical processes by which to execute on those strategies including financing, business development, marketing, product/service development and mergers and acquisitions. He also served in both the Industrial Technology and Leveraged Finance teams at Deutsche Bank as well as the corporate finance team of MFS Communications, one of the early pioneers in competitive local telephony. Mr. Meyers’ experience in private equity investing and management, including involvement with telecommunications properties, provides valuable insight into analyzing acquisitions for the Company. His investment banking leadership provides insight into structuring debt and equity transactions, making him a valuable asset to the Board and the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ROBERT E. GUTH AND ANDREW MEYERS AS DIRECTORS.

 Directors

The following table sets forth the names and positions of our current directors (including those up for re-election to the Board), as well as their ages as of April 9, 2012:

Name	Age	Position

Michael D. Weaver	59	Chairman, President, Chief Executive Officer and Director
William Bak	71	Director
Robert E. Guth	48	Director (up for re-election to the Board)
Howard J. Haug	61	Director
Stephen P. McCall	41	Director
Andrew Meyers	43	Director (up for re-election to the Board)
William F. Reddersen	64	Director

 Information on the Continuing Directors

Set forth below is biographical information for each person whose term of office as director will continue after the Annual Meeting.

William Bak was appointed as a director of the Company on February 24, 2005. Now retired, Mr. Bak worked for First Data Corporation from 1994 to 2002 and consulted with Western Union International for two years after retiring. He served as Group President of InfoSource, acquiring Donnelley Marketing and Hogan Information, and building a start-up company to over $100 million in four years. His consulting with Western Union International focused on building their business in Europe and Asia. Prior to First Data, he spent 30 years with The Dun & Bradstreet Corporation where his senior positions included President of Donnelley Information Publishing, where, through start-ups, internal growth and acquisitions, he built a leading publishing company. Mr. Bak’s executive experience in leading international and domestic marketing oriented companies in the information business, including acquiring and integrating companies for growth, makes him a valuable asset to the Board, the compensation committee (which he chairs) and the nominating and corporate governance committee. His term expires at the annual meeting of stockholders to be held in 2014.

Howard J. Haug was appointed as a director of the Company on December 21, 2004 upon the closing of our initial public offering. Mr. Haug has served as Executive Vice President, Treasurer and Chief Investment Officer of Space Florida, an independent district and subdivision of the State of Florida that is responsible for promoting and developing Florida’s aerospace industry, since December 2011. In this role, he is responsible for the oversight of Space Florida’s assets and investments. From September 2007 to December 2011, he served as Space Florida’s Senior Vice President and Chief Financial Officer. Prior to joining Space Florida, he was Chief Financial Officer of Healthfair USA, a privately held mobile preventive health care screening company, from April 2007 to September 2007 and Senior Vice President of Administration and Chief Financial Officer of Enterprise Florida from March 2003 to April 2007. As Chief Financial Officer for each of the listed entities, he was responsible for all financial matters including reporting, financial planning, budgeting, treasury functions and operations results analysis. Before joining Enterprise Florida, he spent 13 years with AT&T’s BellSouth unit. Prior to his career with BellSouth, he worked with PricewaterhouseCoopers and Ernst & Young and is a certified public accountant. His roles at Space Florida, Enterprise Florida, Bellsouth and at PricewaterhouseCoopers included management responsibility of merger and acquisition activities, public placement of stock and debt, and regulatory reporting. He serves as the audit committee financial expert. Mr. Haug’s experience with AT&T brings important telecommunications knowledge to the Company. His credentials as a certified public accountant and work as a chief financial officer of various entities makes him a valuable asset to the Board, the audit committee (which he chairs) and the nominating and corporate governance committee. His term expires at the annual meeting of stockholders to be held in 2013.

Stephen P. McCall has served as a director of the Company and its predecessor Rural LEC Acquisition LLC since January 1999 and as Chairman of the Board of Rural LEC Acquisition LLC until the closing of our initial public offering on December 21, 2004. He has more than 15 years of private equity investing experience focused on growth capital and buyout investments in the telecommunications sector. He founded and is currently a Managing Member of Blackpoint Equity Partners LLC, a private equity investment firm. Prior to founding Blackpoint, he was a General Partner at Seaport Capital, a private equity investment firm, where he was employed from 1997 through 2007. Previously, Mr. McCall worked at Patricof & Co. Ventures, a private equity investment firm, and Montgomery Securities in the Corporate Finance Department. Mr. McCall is a director of Trump Entertainment Resorts, Inc. and several private companies. In addition, from November 2009 to May 2011, Mr. McCall was a director of Ambassadors International, Inc. Mr. McCall’s experience in private equity investing and portfolio management, which is focused on the telecommunications industry, provides relevant insight into analyzing potential acquisitions, raising equity, debt financing and advising on Company strategy, making him a valuable asset to the Board and to the nominating and corporate governance committee (which he chairs). His term expires at the annual meeting of stockholders to be held in 2013.

William F. Reddersen was appointed as a director of the Company on December 21, 2004 upon the closing of our initial public offering. Now retired, Mr. Reddersen spent 31 years at BellSouth and AT&T Corp. From 1998 to 2000, Mr. Reddersen was Executive Vice President of Corporate Strategy at BellSouth, and from 1991 to 1998, he was responsible for BellSouth’s broadband strategy and business market operations. Mr. Reddersen serves as a director of Harmonic Inc. (HLIT), a publicly traded manufacturer of video services technology. Mr. Reddersen’s extensive experience as a senior officer with BellSouth brings important telecommunications and acquisition knowledge to the Board. In addition, his technology marketing skills makes him a valuable asset to the Board and the audit and compensation committees. His term expires at the annual meeting of stockholders to be held in 2013.

Michael D. Weaver has served as our President, Chief Executive Officer and a director of the Company and its predecessor Rural LEC Acquisition LLC since January 1999. He became Chairman of the Board on December 21, 2004 upon the closing of our initial public offering. Prior to this time, he spent 10 years with Oneonta Telephone Co., Inc., the predecessor to Otelco Telephone, serving as Chief Financial Officer from 1990 to 1998 and General Manager from January 1998 to January 1999. Mr. Weaver has provided the leadership for eight acquisitions and the subsequent successful integration into the Company. His background in both finance and operations, as well as his extensive experience with the Company and in the telecommunications industry, make him not only an effective leader of the business but also an effective Chairman of the Board. His term expires at the annual meeting of stockholders to be held in 2014.

 Independence of Directors

Messrs. Bak, Guth, Haug, McCall, Meyers and Reddersen have no involvement with any company or individual that is either a supplier, consultant or customer of the Company, do not serve in any additional paid advisory capacity with the Company and are independent directors under the Exchange Act and the NASDAQ Stock Market’s listing standards. In addition, Mr. Kunz, who retired from the Board on May 12, 2011, has no involvement with any company or individual that is either a supplier, consultant or customer of the Company, does not serve in any additional paid advisory capacity with the Company and was an independent director under the Exchange Act and the NASDAQ Stock Market’s listing standards. There are no family relationships among Mr. Kunz, any of our directors or any of our executive officers.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Our Relationship with Our Independent Registered Public Accounting Firm

The audit committee has appointed BDO USA, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012, subject to ratification of this appointment by our stockholders. BDO USA, LLP provided audit services for both the three year period 2001 through 2003 and the interim periods of 2004 included in our initial public offering and audit services in 2004 through 2011 as a public company. BDO USA, LLP is knowledgeable about the Company and its financial statements. A representative of BDO USA, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

	2010	2011
Audit Fees	$340,258	$334,378
Audit-Related Fees	23,989	0
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$364,247	$334,378

 Audit Fees

Audit fees for 2010 and 2011 include work related to the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and the audits of the effectiveness of our internal control over financial reporting required by the Sarbanes-Oxley Act of 2002.

 Audit-Related Fees

Audit-related fees in 2010 include review of filings with the Securities and Exchange Commission associated with the exchange of our Class B shares for IDSs and the Company’s shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission on October 4, 2010. No audit-related fees were billed in 2011.

 Tax Fees

No tax fees were billed in 2010 or 2011.

 All Other Fees

No other fees were billed in 2010 or 2011.

The audit committee approved engagement letters for 100% of the services in advance of those services being provided. The audit committee has determined that the rendering of non-audit services by BDO USA, LLP is compatible with maintaining its independence. The audit committee has contracted separately for these services. The audit committee also determined that engaging another accounting firm for income tax filing enhances the independence of BDO USA, LLP.

 Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by BDO USA, LLP and the firm providing tax services for the Company. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other support services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of BDO USA, LLP or on an individual case-by-case basis before BDO USA, LLP is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting will be required to ratify the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

ADVISORY APPROVAL OF THE COMPENSATION
OF OTELCO’S NAMED EXECUTIVES

As required by Section 14A of the Exchange Act, we are seeking advisory stockholder approval of the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation” and as described in the section of this proxy statement titled “Compensation Discussion and Analysis.” Otelco is committed to executive compensation that retains effective leadership of the Company and is appropriate when compared to other industry information. Stockholders should carefully read the section of this proxy statement titled “Compensation Discussion and Analysis,” which discusses in detail how our compensation policies and procedures implement our compensation philosophy. No new compensation plans have been introduced and no existing compensation plans changed from 2011 to 2012.

The vote is advisory and non-binding and will be considered by the compensation committee in determining future compensation of the Company’s named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FOLLOWING RESOLUTION RELATED TO THE ADVISORY APPROVAL OF THE COMPENSATION OF OTELCO’S NAMED EXECUTIVES:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative.”

Our current policy is to hold an advisory vote to approve the compensation of our named executive officers annually. Under this policy, the next advisory vote will occur at the annual meeting of stockholders to be held in 2013.

OTELCO INC.	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

YOUR VOTE IS IMPORTANT!
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

PLEASE MARK THE APPROPRIATE BOX USING DARK INK ONLY.

Please detach here

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THE ELECTION OF EACH OF THE NOMINEES.

1.	Election of Directors:	FOR	WITHHELD		FOR	WITHHELD

	Robert E. Guth	☐	☐	Andrew Meyers	☐	☐

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF BDO USA, LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2.	Ratification of the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm:	☐For	☐Against	☐Abstain

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OTELCO’S NAMED EXECUTIVES.
3.	Approval, on an advisory basis, of the compensation of Otelco’s named executives:	☐For	☐Against	☐Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below:☐	Date ______________________________

Signature(s) in Box

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign the full corporate name by duly authorized officer and affix corporate seal. A partnership should sign the full partnership name by a duly authorized person. When signing as an attorney, executor, administrator or guardian, please give full title as such.

OTELCO INC.

ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 9, 2012
10:00 a.m. local time

Georgia International Convention Center
2000 Convention Center Concourse
College Park, GA 30337

OTELCO INC. 505 Third Avenue East Oneonta, Alabama 35121	proxy

ANNUAL MEETING OF STOCKHOLDERS – MAY 9, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Otelco Inc. (the “Company”) hereby appoints Michael D. Weaver and Curtis L. Garner, Jr., and each of them, as true and lawful proxies with full power of substitution for the undersigned and in the undersigned’s name, place and stead, to represent and vote, as designated below, all of the stock of the Company held of record by the undersigned on March 15, 2012 at the Annual Meeting of Stockholders to be held at the Georgia International Convention Center, 2000 Convention Center Concourse, College Park, GA 30337, at 10:00 a.m. local time on May 9, 2012, or any adjournments or postponements thereof, upon all matters that may properly come before the meeting, including all matters described in the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement dated April 9, 2012, subject to any directions noted on the reverse side of this proxy card. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxy holders will vote for election of a substitute nominee proposed by management.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR the election of all nominees for director; FOR Proposal 2; and FOR Proposal 3. Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The tabulator cannot vote your shares unless you sign and return this proxy card.

See reverse for voting instructions.